Exhibit 99.1

Receptos Provides Business Update and Reports First Quarter 2015 Financial Results

- Positive Phase 2 induction and maintenance results for TOUCHSTONE trial of ozanimod (formerly

RPC1063) in Ulcerative Colitis (UC) support broad development program in UC, Crohn’s Disease -

- Ongoing clinical trials enrolling on schedule -

- Well capitalized, with over $640 million in cash and investments as of March 31, 2015 -

- Conference Call Today at 5:00 p.m. Eastern Time -

San Diego, CA, May 5, 2015 — Receptos, Inc. (Nasdaq: RCPT), a biopharmaceutical company developing therapeutic candidates for the treatment of immune and metabolic diseases, today provided development program updates and reviewed financial results for the first quarter ended March 31, 2015.

“With the recently announced positive maintenance results of the TOUCHSTONE Phase 2 trial of ozanimod, we are moving forward expeditiously with a full Phase 3 program in ulcerative colitis as well as a Phase 2 trial in Crohn’s disease,” said Faheem Hasnain, Chief Executive Officer of Receptos. “We have a strong balance sheet and full ownership of the program, and have confidence in our ability to execute on the development plan for ozanimod in relapsing multiple sclerosis and inflammatory bowel disease. We are also excited about the progress we are making with RPC4046 in eosinophilic esophagitis and our pre-clinical oral GLP-1 program.”

Development Program Updates

Ozanimod (formerly RPC1063) in Relapsing Multiple Sclerosis (RMS)

•	In the first quarter of 2015, Receptos reported that it has completed enrollment in the RADIANCE Phase 3 trial of ozanimod in RMS. Receptos is also conducting the SUNBEAM Phase 3 trial of ozanimod in RMS. Each trials is a randomized, double-blind study designed to compare 0.5 mg and 1.0 mg of ozanimod against Avonex® (interferon beta-1a) in approximately 1,200 patients with RMS. The primary objectives of the RADIANCE and SUNBEAM trials are to assess whether ozanimod is superior to Avonex® in reducing the annualized relapse rate in patients after two years of therapy and one year of therapy, respectively. Both Phase 3 trials are being conducted under Special Protocol Assessment (SPA) agreements with the FDA.

Ozanimod in Ulcerative Colitis (UC)

•	Receptos reported positive results for the induction and maintenance periods of the TOUCHSTONE Phase 2 trial of ozanimod in patients with moderately-to-severely active UC. The study met all efficacy endpoints with statistical significance for patients on the 1.0 mg dose after 8 weeks of treatment (induction) and 32 weeks of treatment (maintenance). Safety data were consistent with the favorable profile observed in the Phase 2 trial in RMS. Detailed induction data were reviewed at an oral podium presentation at the annual meeting of ECCO, the European Crohn’s and Colitis Organization, and detailed maintenance data are expected to be reviewed at a major medical meeting in the coming months. Receptos has also been notified that it has been granted an oral presentation during the plenary session at the Digestive Disease Week meeting in May 2015.

•	Based on the positive results from the TOUCHSTONE trial, the Company plans to initiate a Phase 3 program in UC and Phase 2 program in Crohn’s disease (CD) in 2015.

RPC4046 in Eosinophilic Esophagitis (EoE)

•	Receptos is enrolling patients into the Phase 2 HEROES trial of RPC4046, Receptos’ development candidate for the treatment of EoE. RPC4046 has been granted Orphan Drug Designation for the treatment of EoE, a GI-related immunological indication with high unmet need. RPC4046 is a humanized monoclonal antibody directed against interleukin-13 (IL-13), a target which has been validated in other related allergic indications. The trial is expected to be completed in 1H 2016.

Oral GLP-1 Receptor Positive Allosteric Modulator Program

•	Receptos is pursuing a research program for glucagon-like peptide-1 receptor (GLP-1R) small molecule, positive allosteric modulators (PAMs) for the treatment of Type 2 diabetes. Internally developed, orally administered lead compounds have shown single agent glucose lowering and weight loss effects in a diabetic disease model, as well as activity that is synergistic with metformin in combination studies. Receptos expects to identify a lead candidate in 2015 and to subsequently initiate IND-enabling studies.

Upcoming milestones

•	Q2 2015: Presentation at Digestive Disease Week (DDW) meeting for TOUCHSTONE Phase 2 trial of ozanimod in patients with moderately-to-severely active UC

•	2H 2015: Detailed results of maintenance portion of TOUCHSTONE Phase 2 trial of ozanimod in patients with moderately-to-severely active UC

•	1H 2016: Top-line results of Phase 2 HEROES trial of RPC4046, Receptos’ development candidate for EoE

•	2H 2016: Top-line results of Phase 2 trial of ozanimod in patients with CD

Financial highlights for the three months ended March 31, 2015

First quarter 2015 financial results

•	Total revenues for the first quarter of 2015 were $0, compared to $1.4 million for the first quarter of 2014. Revenue during the first quarter of 2014 consisted primarily of amortization of upfront fees and milestone payments and R&D funding received from Ono Pharmaceutical Co., Ltd (“Ono”). The lack of revenues in the first quarter of 2015 reflects the completed amortization associated with a technology transfer milestone payment. The Company does not have any active collaborations, however it is eligible to receive potential future milestone payments under its agreement with Ono.

•	Total operating expenses for the first quarter of 2015 were $41.4 million, compared to $22.8 million for the first quarter of 2014.

•	Research and development (“R&D”) expenses were $36.0 million for the first quarter of 2015 compared to $20.0 million for the first quarter of 2014. The increase in R&D costs is primarily related to increased external costs related to the Company’s clinical development programs as well as increased personnel costs related to R&D staffing increases over the past 12 months.

•	General and administrative (“G&A”) expenses were $5.4 million for the first quarter of 2015, compared to $2.8 million for the first quarter of 2014. The increase in G&A expenses is primarily related to the expansion of the Company’s operating activities and is comprised of an increase in personnel costs related to additional headcount, additional stock-based compensation expense, and additional expenditures on outside services, including consulting costs, legal and accounting fees, market research and insurance.

•	Net loss attributable to common shareholders was $40.0 million, or $1.29 per share, for the first quarter of 2015, compared to $21.5 million, or $1.01 per share, for the first quarter of 2014. Net loss for the first quarter of 2015 included stock-based compensation expense of $3.8 million, compared to $1.8 million for the first quarter of 2014.

•	Receptos had $644.6 million in cash, cash equivalents and short term investments and approximately 33.0 million shares of common stock outstanding on a fully diluted basis as of March 31, 2015.

Conference Call Today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)

The Receptos management team will host a teleconference and webcast to discuss the first quarter 2015 financial results and recent business highlights. The live call may be accessed by phone by calling (866) 757-6808 (domestic) or (760) 536-5211 (international), participant code 27905354. The webcast can be accessed live on the Investor Relations section of the Receptos website at www.receptos.com and will be archived for 14 days following the call. A replay of the call will be available by phone by calling (855) 859-2056, participant code 27905354.

About Receptos

Receptos is a biopharmaceutical company developing therapeutic candidates for the treatment of immune and metabolic diseases. The Company’s lead program, ozanimod, is a sphingosine 1-phosphate 1 and 5 receptor small molecule modulator in development for immune indications including RMS and IBD. Patents supporting ozanimod were exclusively licensed to Receptos from The Scripps Research Institute (TSRI). The Company is also developing RPC4046, an anti-interleukin-13 (IL-13) antibody for eosinophilic esophagitis (EoE), an allergic/immune-mediated orphan disease, as well as pipeline, pre-clinical stage assets.

Forward-Looking Statements

Statements contained in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “expects,” “believes,” “anticipates,” “may,” “intends,” “plans,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that forward-looking statements, including without limitation statements regarding the sufficiency of the Company’s financial resources over future periods, the ability of the Company to undertake certain development activities (such as clinical trial enrollment and the conduct of clinical trials) and accomplish certain development goals (such as the completion of clinical trials and availability of clinical trial results), and the safety, efficacy, projected development timeline and therapeutic and commercial potential for ozanimod (RPC1063), RPC 4046 and the GLP-1 positive allosteric modulator program, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include without limitation risks associated with the process of discovering, developing and commercializing drug candidates that are safe and effective for use as human therapeutics. These and other risks regarding the Company’s financial position and research and development programs are described in detail in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 . All forward-looking statements contained in this release speak only as of the date on which they were first made by the Company, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after such date.

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Media and Investor Contact:

Graham K. Cooper

Chief Financial Officer, Receptos

(858) 652-5708

gcooper@receptos.com

RECEPTOS, INC.

CONSOLIDATED FINANCIAL RESULTS

(In thousands, except per share amounts)

	Three months ended March 31,
	2015	2014

Collaborative revenue	$—	$1,350
Operating expenses:
Research and development	36,042	20,007
General and administrative	5,386	2,759

Total operating expenses	41,428	22,766

Loss from operations	(41,428)	(21,416)

Other income (expense)	301	(84)
Foreign currency gain	786	—

Net loss attributable to common stockholders	$(40,341)	$(21,500)

Net loss per common share, basic and diluted	$(1.29)	$(1.01)

Shares used to compute net loss per common share, basic and diluted	31,337	21,195

RECEPTOS, INC.

CONSOLIDATED BALANCE SHEET DATA

(IN THOUSANDS)

	As of March 31,	As of December 31,
	2015	2014

Cash, cash equivalents and short-term investments	644,569	671,929
Working capital	611,093	647,012
Total assets	661,425	678,007
Total liabilities	47,346	28,520
Common stock and additional paid-in capital	865,041	860,415
Total stockholders’ equity	614,079	649,487